Exhibit 99.1

September 12, 2013 Dear Stockholder: It has been a very busy and exciting couple of months for Inland American. We have made several important announcements, all of which bring us closer to fully executing on our long-term strategy. We also produced solid financial results for the first half of the year. Our board of directors unanimously approved an agreement to sell 294 retail, office and industrial buildings in our net lease portfolio. This exciting transaction was valued at approximately $2.3 billion in cash, will close over the next nine months, and we expect to realize approximately $1 billion of net proceeds. Along with reinvesting in high-quality assets and paying down debt, we are also evaluating alternatives for using a portion of the net proceeds to provide liquidity to our stockholders, such as exploring options for a share repurchase. We also completed our $460 million apartment portfolio sale. This successful transaction netted approximately $80 million over the original purchase price, and will allow us to redeploy almost $190 million of capital proceeds into asset groups having higher growth potential, such as student housing and lodging. Our acquisition team has been busy as well in August. For our student housing portfolio, we acquired two, brand new, purpose-built student housing communities for a combined total of approximately $145 million. The properties include the HUB on Campus at Arizona State University in Tempe, and the Domain at the University of Arkansas in Fayetteville. In August, we purchased two Westin hotels located in Houston for approximately $220 million. The hotels are attached to Houston’s, premiere upscale dining, retail and office destination – the Galleria Mall complex. It should be noted that no disposition or acquisition fees were paid to the Inland American Business Manager, or any of its affiliates, in connection with these transactions. Select First Quarter Financial Results On August 14, we released our 10-Q report for the second quarter. Here are a few highlights for the first six months of 2013: . Our retail portfolio retained a strong economic occupancy rate of 92%. . Our hotel assets achieved a same-store RevPAR of $100, up 6% year-over-year. The Hub at Arizona State University – Student Housing Same-Store NOI Results* * The same-store, multi-family NOI results includes NOI from student housing and conventional properties. in 000's 6 Months Ended % 6/30/2013 Change Retail 114,535 $ (0.3%) Lodging 99,641 $ 8.4% Office 54,022 $ (1.8%) Industrial 39,628 $ (1.4%) Multi-Family 23,020 $ 4.9% Total 330,846 $ 2.2%

. Our student housing portfolio grew to 6,521 beds, up from 2,647 last year. . Same-store net operating income (NOI) grew 2.2% over the same time period last year. . Ended the quarter with $295 million in cash. . Maintained a 5.1% interest rate on $5.3 billion of debt. . Distributions declared of $224 million. This information, along with other important information regarding the company’s operations, can be found in our recently filed 10-Q, which we encourage you to review in its entirety. 2nd Quarter 2013 Update Video In October, we plan to release a video discussing our results and providing our stockholders with an update on our progress. This new video, once completed, will be available on our website at www.inlandamerican.com. As always, you can contact the Inland Investor Services Group at (800) 826-8228 if you have any questions. Cash Distribution Enclosed is a check for your cash distribution equaling $0.04167 per share for the month of August 2013. Inland American’s distribution is paid monthly at an annualized rate equal to $0.50 per share. This equates to a 7.2% annualized yield based on our current estimated per share value. If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check. Sincerely, INLAND AMERICAN REAL ESTATE TRUST, INC. Robert D. Parks Thomas P. McGuinness Chairman of the Board President cc: Trustee Broker Dealer Financial Advisor The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.